Exhibit 99.1

AAON Announces Acquisition of BasX Solutions

TULSA, OK, November 18, 2021 – AAON, Inc. (NASDAQ: AAON) (“AAON” or the “Company”), a leader in innovation and production of premium quality, highly energy efficient HVAC products for nonresidential buildings, today announced it has entered into a membership interest purchase agreement to acquire 100% of the equity interests of BasX, LLC, dba BasX Solutions (“BasX”), a leader in the manufacturing of high efficiency data center cooling solutions, cleanroom systems, custom HVAC systems and modular solutions. The transaction terms require an upfront payment of $100 million, subject to customary adjustments. Additional payments valued at up to $80 million are subject to earn-out milestones that extend through 2023. As a condition to closing, AAON will also sign a real estate purchase agreement with BasX Properties, LLC, an affiliate of BasX, to acquire the real property and improvements utilized by BasX for an additional $22 million, subject to customary closing conditions and adjustments. AAON plans to fund the transactions through a combination of cash, borrowings under its revolving credit facility and equity.

BasX specializes in the design, engineering and manufacturing of custom, energy efficient cooling solutions for the rapidly growing hyperscale data center market. BasX also designs and manufactures custom solutions for cleanroom environments for the bio-pharmaceutical, semiconductor, medical and agriculture markets, as well as custom, energy efficient air handlers and modular solutions for a vast array of markets. Headquartered in Redmond, Oregon, BasX operates a manufacturing footprint of 200,000 square feet. In 2021, BasX is expected to realize revenue of approximately $70 million.

Strategic Rationale

There are several factors that led AAON to believing this was a compelling acquisition:
1.BasX brings the Company exposure to attractive end-markets into which AAON had minimal exposure.
2.The products that BasX manufactures are highly engineered, customized products, fully complimenting AAON’s existing business model.
3.There are high barriers to entry. The sophistication of the equipment, the high cost of failure if the equipment fails and the strong customer relationships with a concentrated group of blue chip companies all act as a moat to this business.
4.The acquisition is accretive to organic growth. BASX has experienced a five-year sales CAGR of 45% and has a robust backlog that supports future growth.
5.AAON anticipates revenue and cost synergies to result from the acquisition. The AAON brand and the financial support will help BasX penetrate their markets at an accelerated rate. AAON also foresees cross selling opportunities related to having manufacturing locations in different geographies of the U.S. and R&D related synergies. Cost synergies are related to procurement of materials and components, productivity improvements associated with the sharing of best practices and vertical integration opportunities.
6.AAON anticipates the acquisition will be accretive to earnings immediately, excluding upfront acquisition-related costs and ongoing purchase accounting amortization expenses.

7.Lastly, AAON gains a premier leadership team that has a multi-decade track record of success in the industry. Conditional to the deal, BasX’s management team will remain intact for at least three years following the close of the acquisition.

“Upon closing this acquisition, we will continue to advance our long-term strategy of focusing on innovative, semi-custom and custom, energy efficient HVAC solutions for nonresidential applications” commented Gary Fields, AAON’s President and Chief Executive Officer. “BasX will provide AAON with an immediate presence in the high-growth data center and cleanroom markets, both of which the Company has historically had minimal exposure. The growth and profitability fundamentals of these new markets are very compelling for AAON. We also believe there are material revenue and cost synergies that will result from the combined entity. Moreover, BasX is led by a management team that has decades of experience in developing products that have shaped today’s industry, an attribute that is fully complementary to AAON’s strategy. Overall, we believe the strategic and financial benefits resulting from this acquisition are compelling for our Company and all of our stakeholders. We look forward to welcoming the BasX team to the AAON family and are excited about the opportunities ahead.”

Matt Tobolski, PhD, President and Co-Founder of BasX stated, “Since our inception, the BasX team has focused on delivering value added solutions by engineering and building industry leading custom products that meet the most stringent demands in the data center, cleanroom and commercial markets. The creativity, collaboration, and execution of projects by our team will be strengthened as we enter this new chapter with AAON. BasX and AAON are extremely well aligned from company cultures, engineering expertise, manufacturing efficiency and the steadfast commitment to delivering on promises to our customers.” Dave Benson, BasX CEO and Co-Founder added, “as BasX joins the AAON family, we are confident that the incremental add in product offerings and market segments will result in fantastic value to our collective customers and shareholders.”

Solid Financial Contributions

BasX has delivered compounded annual revenue growth of 45% over the past five years and is expected to achieve adjusted EBITDA margins in the mid-to-high-teens in 2021. Cost and revenue synergies expected over the next several years will help further expand margins. The full amount of the additional transactional payments that are subject to several earn-out milestones are based on EBITDA more than doubling from 2021 to 2023. Excluding upfront acquisition-related expenses and non-cash purchase accounting amortization costs, the Company anticipates the acquisition will be accretive to earnings.

Financing and Closing

The upfront payment of $100 million will be funded mostly with cash on hand, with the rest from borrowings under the Company’s revolving credit facility. Earn-out payments based on certain milestones will be paid in equity. The acquisition is expected to close by year-end, subject to customary closing conditions and approvals, and the real estate acquisition is expected to close by the end of the first quarter of 2022.

Financial Advisors

J.P. Morgan Securities, LLC acted as exclusive advisor to AAON.
Wells Fargo Securities, LLC acted as exclusive advisor to BasX.

Conference Call and Webcast

AAON will host a conference call and webcast tomorrow, November 19, 2021 at 9:00 a.m. ET to discuss the transaction. The live conference call is available by dialing (646) 402-9168 (code: 1302435). The webcast and accompanying slide presentation will be available at https://onecast.thinkpragmatic.com/ses/JFkp0YIojLjb6xj2VV0tCg~~. The slide presentation is also accessible at https://www.aaon.com/Investors.

A link to the recording of the webcast will be available at https://onecast.thinkpragmatic.com/ses/JFkp0YIojLjb6xj2VV0tCg~~ or https://www.aaon.com/Investors.

About AAON

AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com